SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2009 (August 7, 2009)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(I.R.S. Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Purchase Agreement

On August 7, 2009, Barnes & Noble, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Leonard Riggio and Louise Riggio (the “Sellers”), pursuant to which the Company will acquire (the “Acquisition”) all of the issued and outstanding capital stock of Barnes & Noble College Booksellers, Inc. (“B&N College”) from the Sellers for $596 million in cash and seller notes.  Mr. Riggio is Chairman of the Company’s Board of Directors.

B&N College, which was founded by Leonard Riggio in 1965, is one of the nation’s largest contract operators of college and university bookstores.  B&N College currently operates 624 campus bookstores.  B&N College also owns the “Barnes & Noble” trademark, which it currently licenses to the Company.

The $596 million purchase price consists of $346 million in cash and $250 million in aggregate principal amount of unsecured subordinated seller notes (the “Seller Notes”).  The Company intends to finance the Acquisition with a combination of proceeds of a new four-year revolving credit facility described under “Financing Commitment” below, the Seller Notes, and B&N College’s cash on hand as of the closing.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.  The Acquisition is expected to close on or around October 1, 2009, or such later date as all of the conditions are satisfied or waived.  There can be no assurances that the Acquisition will be completed on the proposed terms or at all. The closing is subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Company’s receipt of financing.

Prior to the closing of the Acquisition, B&N College will distribute to the Sellers certain assets that are not related to B&N College’s core business, including an aircraft, common stock in the Company, common stock in GameStop Corp. and certain GSC Holdings (GameStop Corp.) corporate bonds (the “Excluded Assets”).  Prior to the closing, the Sellers will be permitted to cause B&N College to make certain bonus and other payments to employees of B&N College in an aggregate amount not to exceed $100 million (the “Bonus Payments”).  The Bonus Payments may be made in cash and/or by distributing Excluded Assets to the recipients of the Bonus Payments.  All cash Bonus Payments made by B&N College will be deducted from the cash portion of the purchase price otherwise payable to the Sellers.

B&N College may not make any distributions of retained earnings prior to the closing except that B&N College may make a one-time tax distribution in an amount not to exceed $6.5 million on September 15, 2009.  After the closing, B&N College will make an additional tax distribution payment to the Sellers in respect of taxes imposed on Sellers’ pro rata share of B&N College S corporation taxable earnings from January 1, 2009 to the closing date.

The Seller Notes to be issued to the Sellers at the closing of the Acquisition will consist of (i) a senior subordinated note in the principal amount of $100 million, payable in full on December 15, 2010, with interest of 8% per annum payable on the unpaid principal amount (the “Senior Seller Note”), and (ii) a junior subordinated note in the principal amount of $150 million, payable in full on the fifth anniversary of the closing of the Acquisition, with interest of 10% per annum payable on the unpaid principal amount (the “Junior Seller Note”).  The Seller Notes will be unsecured and subordinated to the obligations under the Credit Facility described below and certain other senior obligations.  The Company may prepay the Seller Notes at any time without premium or penalty to the extent not prohibited by the senior debt documents, provided that the Company may not prepay the Junior Seller Note until the Senior Seller Note has been repaid in full.  In the event of a change in control (as defined in the Seller Notes) of the Company, the Sellers will have the right to require the Company to repurchase the Seller Notes for cash at 100% of the principal amounts thereof plus accrued interest.  The Seller Notes will contain certain covenants with respect to the incurrence of indebtedness, liens, and merger and consolidation transactions.

In connection with the Acquisition, the Company will terminate its existing license agreement with Textbooks.com, Inc., which is wholly-owned by Leonard Riggio, and as a result will no longer pay a royalty with respect to online textbook sales.

In connection with the Acquisition, B&N College will amend and restate its existing long-term supply agreement with MBS Textbook Exchange, Inc., a textbook wholesaler that is majority-owned by Leonard Riggio, Stephen Riggio and other members of the Riggio family.

The transactions contemplated by the Purchase Agreement, including the Seller Notes, were negotiated and evaluated on behalf of the Company by a special committee comprised solely of independent directors (the “Transaction Committee”), with the assistance of independent financial and legal advisors.  The members of the Transaction Committee are Irene R. Miller (chair), William Dillard, II, Patricia L. Higgins and Margaret T. Monaco.  The Transaction Committee was advised by an independent financial advisor, Greenhill & Co., LLC (“Greenhill”), and an independent legal advisor, Davis Polk & Wardwell LLP.  Upon the unanimous recommendation of the Transaction Committee, the Acquisition and related transactions were unanimously approved by the board of directors of the Company (with the interested directors – Leonard Riggio, Stephen Riggio, and Lawrence Zilavy – not participating in the vote).  The Transaction Committee and the Board of Directors of the Company received a fairness opinion from Greenhill.

The foregoing description of the Purchase Agreement, the Seller Notes and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement.  A copy of the Purchase Agreement (including the forms of each Seller Note attached thereto as exhibits) is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, B&N College or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing any matter as a fact; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, B&N College or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Financing Commitment

On August 7, 2009, in connection with the Acquisition, the Company entered into an amended and restated commitment letter (the “Commitment Letter”) pursuant to which Bank of America, N.A., JPMorgan Chase Bank N.A. and Wells Fargo Retail Finance, LLC (collectively, the “Lead Commitment Parties”) have committed to provide up to $600 million under a $1 billion four-year asset-backed revolving credit facility (the “Credit Facility”).

The commitments of the Lead Commitment Parties are subject to various conditions, including consummation of the Acquisition in accordance with the terms of the Purchase Agreement; no material adverse change having occurred in the operations or condition (financial or otherwise) of the Company, B&N College and their subsidiaries, taken as a whole; the negotiation of definitive documentation with respect to the Credit Facility satisfactory to the Lead Commitment Parties; satisfaction of a minimum excess availability under the Credit Facility at closing; and the other closing conditions set forth in the Commitment Letter.

The Company has also received commitments exceeding $400 million in the aggregate from other financial institutions pursuant to individual commitment letters with terms and conditions that are substantially similar to those contained in the Commitment Letter.

The Credit Facility would replace the Company’s and B&N College’s existing revolving credit facilities.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d)           Exhibits

2.1	Stock Purchase Agreement dated as of August 7, 2009 among Barnes & Noble, Inc., Leonard Riggio and Louise Riggio*

10.1	Amended and Restated Commitment Letter dated August 7, 2009

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Forward-Looking Statements — Certain statements in this Form 8-K may contain forward-looking information regarding the Company, B&N College, and the combined company after the completion of the Acquisition that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the Acquisition, including future strategic and financial benefits, the plans, objective, expectations and intentions of the Company following the completion of the Acquisition, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those as set forth in the forward-looking statements: the risk that the Acquisition will not be completed; the risk that the businesses will not be integrated successfully; the risk that the revenue opportunities, cost savings and other anticipated synergies from the Acquisition may not be fully realized or may take longer to realize than expected; disruption from the Acquisition making it difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending and third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty.  Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.

August 10, 2009	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer